UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2011

eMagin Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-24757	56-1764501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3006 Northup Way, Suite 103, Bellevue WA 98004
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (425)-284-5200

Copies to:
Richard Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

See Item 5.02

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2011, eMagin Corporation (the "Company") and Susan R. Taylor executed an executive employment agreement (the "Employment Agreement"), pursuant to which Ms. Taylor will serve as the Company’s Corporate Secretary, Senior Vice President, and General Counsel. The term of the Employment Agreement commences on February 1, 2011, for a period of thirty-six months, unless terminated sooner pursuant to the Employment Agreement.  Pursuant to the Employment Agreement, Ms. Taylor will be paid a base salary of $175,000.  Ms. Taylor will also be entitled to receive qualified stock options to purchase 225,000 shares of the Company’s Common Stock, which shall terminate on the earlier to occur of 5 years from their grant or upon the other applicable termination provisions contained in the option agreement to be entered into between the Company and Ms. Taylor. The exercise price of the options shall be the closing price of the Company’s Common Stock on the date of grant. The options shall vest as follows:   1/3 shall vest on the 1st annual anniversary of the Employment Agreement, 1/3 shall vest on the 2nd annual anniversary of the Employment Agreement and 1/3rd shall vest on the 3rd annual anniversary of the Employment Agreement.

If Ms. Taylor voluntarily terminates her employment with the Company, other than for Good Reason as defined in the Employment Agreement, she shall cease to accrue salary, personal time off, benefits and other compensation on the date of voluntary termination.  The Company may terminate Ms. Taylor’s employment with or without cause.  If the Company terminates without cause after 120 days from the effective date, Ms. Taylor will be entitled to monthly salary payments for twelve (12) months, based on her monthly rate of base salary at the date of such termination, provided, however, in lieu of the aforementioned monthly payments the Company may in its sole discretion pay such payments in a lump-sum. Any non-vested options pursuant to the Employment Agreement shall vest immediately. Ms. Taylor shall also be entitled to receive (i) payment for accrued and unpaid vacation pay, and (ii) all bonuses that have accrued during the term of the Employment Agreement but not been paid.

From March 2009 to January 2011, Ms.  Taylor, age 50, provided legal services as a consultant.  From July 2008 to February 2009, Ms. Taylor served as Senior Vice President of JP Morgan Chase Bank subsequent to its acquisition of Washington Mutual Bank.  Ms. Taylor joined Washington Mutual in 1999, and at the time of its acquisition in 2008 served as Associate General Counsel, Senior Vice President and Corporate Secretary. Prior to working at Washington Mutual Bank,  from 1993 to 1999, Ms. Taylor was an attorney at Foster Pepper PLLC.  Ms. Taylor holds a B.S. in Human Biology from Stanford University and a J.D. from the University of California, Berkeley.

There is no family relationship between Ms. Taylor and any director, or executive officer of the Company.

Other than with respect to the Employment Agreement, Ms. Taylor has not been involved in any transaction with the Company that would require disclosure under Item 404(a) of the Regulation S-K.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement which is attached as an exhibit to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit Number	Description
99.1	Executive Employment Agreement, dated January 19, 2011, by and between Susan R. Taylor, and eMagin Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eMagin Corporation

Date: January 25, 2011	By:	/s/ Paul Campbell
Name: Paul Campbell
Title: Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Executive Employment Agreement, dated January 19, 2011, by and between Susan R. Taylor, and eMagin Corporation.

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